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                                                                    EXHIBIT 10.4

                        RECOURSE AND INDEMNITY AGREEMENT

         THIS RECOURSE AND INDEMNITY AGREEMENT dated as of October 21, 1998 (Agreement) is made and entered into by and between GENERAL ELECTRIC CAPITAL CORPORATION , a New York corporation ("GECC"), NMHG FINANCIAL SERVICES, INC., a Delaware corporation ("Corporation"), and NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation ("NMHG").

         WHEREAS, NMHG, through various subsidiaries and affiliates, manufacturers and distributes materials handling equipment ("NMHG Equipment");

         WHEREAS, NMHG also distributes NMHG Equipment through dealers located in the United States of America (such dealers and any future dealers being hereinafter collectively referred to as "DeaIers" and each a "Dealer");

         WHEREAS, on October 27, 1989, Yale Materials Handling Corporation ("Yale"), acquired, pursuant to a Stock Purchase Agreement dated as of such date ("Stock Purchase Agreement"), twenty percent (20%) of the issued and outstanding shares of the capital stock of Yale Financial Services, Inc. ("Corporation") from GECC. As a result thereof, the Corporation was then owned twenty percent (20%) by Yale and eighty percent (80%) by GECC;

         WHEREAS, in conjunction with the above-described stock purchase, Yale and GECC entered into the Joint Venture and Shareholders Agreement ("Original Shareholders Agreement") as of November 8, 1989 which Agreement related to the internal governance and day-to-day management and operations of the Corporation. In conjunction with the negotiation of the Original Shareholders Agreement and the purchase of certain Wholesale Accounts from Heller Financial, Inc., Yale entered into the Guaranty and Indemnity Agreement dated June 30, 1988 in favor of GECC ("First Guaranty Agreement") pursuant to which Yale unconditionally guaranteed the prompt payment and performance to GECC and the Corporation of all of the obligations of each Dealer under certain inventory/accounts receivable financing accounts purchased at that time and all such future accounts entered into thereafter;

         WHEREAS, as a result of a corporate reorganization effective as of January 1, 1994, NMHG and Yale entered into a Stock Purchase Agreement pursuant to which Yale sold all of its interest in the Corporation to NMHG and assigned to NMHG all of Yale's duties, obligations and benefits under the Original Shareholders Agreement and all other agreements related thereto, including, without limitation, the First Guaranty Agreement;

         WHEREAS, NMHG and GECC have now determined to revise the nature of their relationship to areas outside of the United States (which global relationship shall be governed by the terms of an Operating Agreement; the "International Operating Agreement") executed between NMHG, GECC and various international affiliates and subsidiaries of GECC and NMHG) and additionally expand the business scope of the Corporation to provide certain types of financing to the Dealers and to the customers of NMHG and/or the Dealers ("Customers") for all types and brands of NMHG Equipment. In conjunction therewith, NMHG and GECC have




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determined to amend and restate the Original Agreement (the Restated and Amended
Joint Venture and Shareholders Agreement shall be referred to as the "Shareholders Agreement"). It is intended that in conjunction with the commencement of the Shareholders Agreement, the name of the Corporation shall be changed to NMHG Financial Services, Inc.;

         WHEREAS, on November 27, 1996, the First Guaranty Agreement was amended to expand the scope of the guaranty contained therein to GECC and certain of its other subsidiaries to induce such subsidiaries to provide other loans and extensions of credit to the Dealers evidencing the financing of inventory/accounts receivable. The amendment and restatement of the first Guaranty Agreement shall hereinafter be referred to as the "Second Guaranty Agreement"; and

         WHEREAS, in conjunction with the execution of the Shareholders Agreement and the International Operating Agreement, GECC and NMHG desire, with respect to Wholesale Accounts, to amend the nature of the First and Second Guaranty Agreements to coincide with the new international nature of the arrangement between GECC and NMHG.

         NOW THEREFORE, in consideration of the above premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

1.01 "CUSTOMER" shall mean and include any customer of a Dealer.

1.02 "PERSON" shall mean and include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any political subdivision thereof.

1.03 "WHOLESALE ACCOUNT" shall mean and include any loan or other extension of credit to a Dealer, whether in connection with the acquisition of NMHG Equipment by the Dealer or otherwise, but shall not include any loan or other extension of credit by the Corporation to any Customer.

1.04 "WHOLESALE ACCOUNT DOCUMENTS" shall mean any documents evidencing any Wholesale Account.



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                                   ARTICLE II
                         RECOURSE FOR WHOLESALE ACCOUNTS
                         -------------------------------

2.01 RECOURSE FOR WHOLESALE ACCOUNTS. In the event of a default under any of the Wholesale Accounts entered into by the Corporation during the period beginning on the date hereof and continuing to the date five (5) years from the date hereof ("Base Term"), NMHG will, within twenty (20) days of demand, repurchase any such Wholesale Account(s) affected by such default and pay the Corporation, the amount then owed by the Dealer to the Corporation under the default pursuant to the terms of the respective Wholesale Account Documents ("Repurchase Price"). For purposes of this Section 2.01, default is defined as the occurrence of any event which would, under the terms of the Wholesale Account Documents, constitute a default. It is not contemplated that the Corporation will automatically exercise its rights to demand repurchase of any Wholesale Account(s) under this Section unless collection of such Account(s) is deemed to be unlikely. Failure on the part of the Corporation to exercise such right shall not constitute a waiver of such right. Upon receipt by the Corporation of the full amount of the Repurchase Price for any Wholesale Account(s), and provided that NMHG is not otherwise in Default under this Agreement, the Corporation will assign all of its right, title and interest in such Account(s) to NMHG (or its designee) without recourse to, or warranty from (of any kind whatsoever), the Corporation.

         (a) Anything in this Agreement to the contrary notwithstanding, NMHG hereby agrees that its obligations under this Section 2.01 shall be primary, absolute, continuing and unconditional, irrespective of, and unaffected by, any of the following actions or circumstances (regardless of any notice to, or consent of, NMHG): (aa) the genuineness, validity, regularity and enforceability of any Wholesale Account; (bb) any extension, renewal, amendment, change, waiver or other modification by the Corporation of any Wholesale Account; (cc) the absence of, or delay in, any action to enforce the terms of any Wholesale Account; (dd) the release of, extension of time for payment or performance by, or any other indulgence granted to the Dealer or any other person with respect to any Wholesale Account by operation of law or otherwise; (ee) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any NMHG Equipment, collateral or security given in connection with any Wholesale Account, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the Corporation's rights to any such NMHG Equipment, collateral or security; (ff) any Dealer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Dealer or any of its assets; or (gg) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Notwithstanding any provision to the contrary herein, NMHG shall have no obligation to repurchase any Wholesale Account pursuant to this Section 2.01 under any of the following circumstances: (i) solely with respect to Wholesale Accounts which are documented solely by the Corporation, if a Wholesale Account proves unenforceable due to the fact that the applicable Wholesale Account Documents are incomplete, (ii) solely with respect to Wholesale Accounts where the Corporation is responsible for the perfection of its security interest in the respective NMHG Equipment, if a Wholesale Account proves unenforceable due to a failure of the GE Capital





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Company to obtain and perfect a valid first priority security interest in such
Equipment, or (iii) if a Wholesale Account falls into default solely because the Corporation is in default of its obligations under the applicable Wholesale Account Documents.

         (b) At least One-Hundred and Eighty (180) days prior to the expiration of the Base Term, the Corporation, GE Capital and NMHG shall enter into discussions with respect to the continuing need for recourse on Wholesale Accounts. In the event that the Corporation, GE Capital and NMHG have not reached a mutual agreement as to the provision of recourse on Wholesale Accounts for the period following the expiration of the Base Term on or before the expiration of the Base Term, the Corporation may at the expiration of the Base Term, in its sole discretion, cease providing Wholesale Accounts to Dealers. Notwithstanding any provision to the contrary herein, with respect to any and all obligations of NMHG as set forth in this Section 2.01 with respect to Wholesale Accounts which may arise during the Base Term ("Base Term Obligations"), those Base Term Obligations shall nevertheless continue and remain undischarged until the same are indefeasibly paid and performed in full.

2.02 CERTAIN WAIVERS. With respect to NMHG's recourse obligation set forth in
Section 2.01, notice of acceptance of thereof and of any default by any Dealer or any other Person is hereby waived. Presentment, protest, demand, and notice of protest, demand and dishonor of any Wholesale Account, and the exercise of possessory, collection or other remedies on any Wholesale Account, are hereby waived. Notice of adverse change in any Dealer's financial condition or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Corporation and any Dealer shall be binding upon NMHG.

2.03 NO SUBROGATION. Without the Corporation's prior written consent, NMHG shall not exercise any rights which it may acquire against any Dealer or the NMHG Equipment or any other collateral or security by way of subrogation under this Agreement, nor shall NMHG seek or attempt to exercise or enforce any of the Corporation's rights or remedies against any Dealer or the NMHG Equipment or any of the collateral or security in respect of any payments made by NMHG hereunder, unless and until all of the obligations of such Dealer hereby guaranteed have been paid and performed in full. However, nothing in this Section shall be deemed to prohibit NMHG from making demand upon, or suing, any Dealer for any payment made by NMHG on behalf of such Dealer under this Agreement, so long as such demand or suit does not involve (i) any attempt to accelerate or otherwise require such Dealer to pay any amount not paid by NMHG, or (ii) any attempt to repossess, foreclose upon, or otherwise proceed against the NMHG Equipment or any other collateral or security (whether or not NMHG may also have a security interest in or lien upon the same).

2.04 DEALER CREDIT LINES. In consideration of the recourse set forth above, NMHG and the Corporation shall work together to determine, from time to time, the maximum amount of credit ("Credit Line") that will be extended to each Dealer. However, it is expressly agreed and understood that it shall be no defense to NMHG's obligations under this Article II if such Credit Line is ever exceeded for any reason whatsoever.




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2.05 TERMINATION. The recourse obligation set forth above may be terminated by
NMHG at any time as to any Dealer upon delivery to the Corporation of a written notice of such termination, but as to all "pretermination obligations" those obligations shall nevertheless continue and remain undischarged until the same are indefeasibly paid and performed in full. For these purposes, "pretermination obligations" shall mean and include all of the Dealer's obligations under any Wholesale Account in existence, or any proposed Wholesale Account for which the Corporation may have made a commitment, on or before delivery of such written notice of termination.

                                   ARTICLE III
                                   INDEMNITIES
                                   -----------

3.01 LENDER LIABILITY. NMHG hereby agrees to indemnify, save and keep harmless the Corporation, its respective agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses and outside attorneys' fees, of whatsoever kind and nature, in contract or tort (collectively, "Losses") arising out of or in connection with (i) any decision or recommendation by NMHG to limit, terminate or otherwise modify any Dealer's Credit Line, (ii) any decision or recommendation by NMHG to the effect that the Corporation should not enter into any Wholesale Account with any Dealer, (iii) any refusal by the Corporation to enter into any Wholesale Account with any Dealer by reason of NMHG's termination of the recourse set forth in Article 2 above with respect to such Dealer's obligations, or (iv) any termination or other modification of any Dealer's franchise by NMHG.

3.02 PRODUCT LIABILITY. NMHG hereby also agrees to indemnify, save and keep harmless, the Corporation, its respective agents, employees, successors and assigns from and against any and all Losses arising out of or in connection with the manufacture, sale, delivery, use, specifications, performance, operation or condition of any NMHG Equipment.

3.03 DEFENSE. NMHG shall, upon written request, defend any actions based on any matter covered by the indemnities contained in Section 3.01 or 3.02 above (collectively, "Indemnities").

3.04 SURVIVAL. The Indemnities shall survive the expiration or termination of this Agreement.



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                                   ARTICLE IV
                                COLLATERAL AUDITS
                                -----------------

4.01 AUDITS. Upon request, from time to time, by the Corporation, NMHG shall cause an audit to be performed as to all of the collateral or security of any Dealer for any obligation to the Corporation ("Collateral Audit"). At NMHG's option, such Collateral Audit shall be performed by (i) an auditor not related to the Corporation which has been approved by the Corporation in writing (a "Third Party Audit") or (ii) by a representative of NMHG (a "NMHG Audit"). If NMHG elects to have a NMHG Audit, NMHG shall give reasonable advance written notice to the Corporation and the Corporation shall have the right to have a respective representative present at the NMHG Audit. In any case, NMHG shall provide the Corporation with a complete written report shortly after any Collateral Audit ("Audit Report") and such Audit Report shall include, but not be limited to, a duplicate copy of any and all written reports prepared by any third party auditor.

4.02 COSTS. (a) The cost of any Third Party Audits performed in any calendar year shall be borne solely by NMHG. (b) NMHG and the Corporation shall pay their own costs in connection with any NMHG Audit.

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

5.01 ASSIGNMENT. The Corporation may not assign its respective rights hereunder, without the prior written consent of NMHG. NMHG may not delegate any of its duties or obligations hereunder without the prior written consent of the Corporation.

5.02 SUCCESSORS AND PERMITTED ASSIGNS. The respective rights and obligations of the parties set forth in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.03 NOTICES. All notices permitted or required to be given hereunder shall be in writing and shall be delivered, via certified mail (return receipt requested), overnight courier, hand delivery or telefax, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(i) If to the Corporation or GECC:

GENERAL ELECTRIC CAPITAL CORPORATION
44 Old Ridgebury Road
Danbury, CT 06810
Attention: Edward Simoneau
Telefax No.: 203-796-2352



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(ii) If to NMHG:

NACCO MATERIALS HANDLING GROUP, INC.
650 NE Holladay Street
Suite 1600
Portland, Oregon  97232
Attn: General Counsel
Telefax No.:503-721-6001

Such notices shall be deemed delivered upon receipt.

5.04 HEADINGS. Article and Section headings used in this Agreement are for convenience of reference only and shall not be used in interpreting or construing or affecting the meaning or construction of this Agreement.

5.05 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

5.06 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

5.07 FURTHER ACTS. The parties agree to take such further action and to execute such further documents or instruments which are necessary and appropriate to complete or give effect to the transactions contemplated hereby.

5.08 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. There are no representations or warranties of, or conditions to the obligation of, any party hereto except as expressly set forth in this Agreement. This Agreement may not be altered or varied nor its provisions waived except in a writing duly executed by GECC, the Corporation and NMHG.

5.09 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement or any of the Other Agreements shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration





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shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

5.10 CONTINUATION OF LIABILITY. Notwithstanding any of the foregoing, any and all liabilities and obligations of NMHG arising under either the First Guaranty Agreement or the Second Guaranty Agreement currently existing at the time of the execution of this Agreement shall not be modified in any way whatsoever by this Agreement. Additionally, the terms of this Agreement shall not apply to, or otherwise modify the obligations and liabilities of NMHG with respect to: (i) in regard to the Corporation, any Wholesale Account entered into prior to the date of this Agreement or (ii) in regard to GECC or any other party to either the First or Second Guaranty Agreement, any Wholesale Account entered into prior to the execution of the International Operating Agreement by any such party. In either of such cases, the terms of either the First Guaranty Agreement or the Second Guaranty Agreement (as the case may be) shall apply to such Wholesale Accounts. To the extent that any Wholesale Account is entered into by the Corporation, GECC or any of its subsidiaries and affiliates, and such Wholesale Account is the subject of either this Agreement or the International Operating Agreement, the terms of the First Guaranty Agreement and the Second Guaranty Agreement shall be considered to terminated with respect to any such Wholesale Account.


IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the first date above written.


GENERAL ELECTRIC CAPITAL                      NACCO MATERIALS
CORPORATION                                   HANDLING GROUP, INC.

By: /s/ Christopher H. Richmond               By: /s/ Jeffrey L. Mattern
   -----------------------------                 ------------------------------
Title: Vice President                         Title: Treasurer
      --------------------------                    ---------------------------

NMHG FINANCIAL SERVICES, INC.

By: /s/ Edward J. Simoneau
   -----------------------------
Title: Executive Vice President
      --------------------------